UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Certificate of Incorporation or Bylaws

Amendment and Restatement of Certificate of Incorporation

On December 6, 2013, Xencor, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Certificate effective as of and contingent upon the closing of the Company’s initial public offering.  The Restated Certificate amends and restates in its entirety the Company’s amended and restated certificate of incorporation, as amended, to, among other things:

•                 authorize 200,000,000 shares of common stock;

•                 eliminate all references to the previously existing series of preferred stock and authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Company’s board of directors in one or more series;

•                 permit the Company’s board of directors to adopt, amend or repeal the bylaws without obtaining stockholder approval;

•                 prohibit the removal of directors without cause, subject to the rights of any series of preferred stock to elect additional directors under specified circumstances;

•                 prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders; and

•                 require advance notice of stockholder nominations for election to the Company’s board of directors and of business to be brought by stockholders before any meeting of the Company’s stockholders.

The foregoing description is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of December 6, 2013, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Restated Bylaws effective as of and contingent upon the closing of the Company’s initial public offering.  The Restated Bylaws, among other things:

•                 provide that special meetings of stockholders may be called only by (i) the chairman of the board of directors, (ii) the chief executive officer or (iii) the board of directors acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•                 establish advance notice requirements for stockholder nominations for election to the Company’s board of directors and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

•                 prohibit stockholder action by written consent in lieu of a meeting, thereby requiring all stockholder actions to be taken at a meeting of the Company’s stockholders;

•                 set forth the rights, powers and manner of acting of the board of directors and officers of the Company;

•                 permit the Company’s board of directors to create committees of the board of directors; and

•                 provide for the indemnification of directors and officers of the Company, and allow the indemnification of employees and agents of the Company, in each case to the extent not prohibited by applicable law.

The foregoing description is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Xencor, Inc.

3.2	Amended and Restated Bylaws of Xencor, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Xencor, Inc.

3.2	Amended and Restated Bylaws of Xencor, Inc.